EXHIBIT 32.2

I, David M. Barnes, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of American United Global, Inc. on Form 10-QSB for the quarter ended March 31, 2006 complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of American United Global, Inc.


                                                     /s/ David M. Barnes
Date: June 5, 2006                                   ---------------------------
                                                     David M. Barnes
                                                     Chief Financial Officer